                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK

                                      OF

                               AYDIN CORPORATION

                                      AT
                             $13.50 NET PER SHARE
                                      BY

                         ANGEL ACQUISITION CORPORATION
                         A WHOLLY OWNED SUBSIDIARY OF

                         L-3 COMMUNICATIONS CORPORATION
                          A WHOLLY OWNED SUBSIDIARY OF

                       L-3 COMMUNICATIONS HOLDINGS, INC.

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THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON THURSDAY, APRIL 1, 1999, UNLESS THE OFFER IS EXTENDED.
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To Our Clients:

     Enclosed for your consideration is an Offer to Purchase dated March 5, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") relating to the offer by Angel Acquisition Corporation, a Delaware corporation ("Purchaser") and a wholly owned subsidiary of L-3 Communications Corporation, a Delaware corporation ("Parent") and a wholly owned subsidiary of L-3 Communications Holdings, Inc., a Delaware corporation ("Holdings"), to purchase all of the outstanding shares of Common Stock, par value $1.00 per share (the "Shares"), of Aydin Corporation, a Delaware corporation (the "Company"), at a purchase price of $13.50 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer. We are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

     We request instructions as to whether you wish to have us tender on your behalf any or all of such Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase.

     Your attention is directed to the following:

          1. The tender price is $13.50 per Share, net to the seller in cash without interest thereon.

          2. The Offer is made for all of the outstanding Shares.

          3. The Board of Directors of the Company has unanimously determined that the Merger Agreement (as defined below) and the transactions contemplated thereby, including each of the Offer and the Merger (as defined below), are advisable and fair to, and in the best interests of the Company and its stockholders and resolved to recommend that the holders of the Shares accept the Offer and tender their Shares to Purchaser.

          4. The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of March 1, 1999 (the "Merger Agreement"), which provides that subsequent to the consummation of the Offer, Purchaser will merge with and into the Company (the "Merger"). At the effective time of the Merger (the "Effective Time"), each Share issued and outstanding immediately prior to the Effective Time (other than each Share owned by Parent, Purchaser or any other wholly owned subsidiary of Parent and any Shares issued and outstanding immediately prior to the Effective Time and held by stockholders who have not voted in favor of or consented to the Merger in writing and who have demanded appraisal of their Shares in accordance with
     Section 262 of the Delaware General Corporation Law) will, by virtue of the Merger and without any action on the part of the holders of any Share or Shares of common stock of Purchaser, be converted into and become the right to receive $13.50 in cash, without interest, less any required withholding taxes.

          5. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Thursday, April 1, 1999, unless the Offer is extended.

          6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer.

          7. The Offer is conditioned upon, among other things, (i) there being validly tendered and not properly withdrawn prior to the expiration of the Offer at least a majority of the Shares outstanding on a fully diluted basis as of the expiration of the Offer and (ii) the expiration or termination of any waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and any ancillary documents thereto and is being made to all holders of Shares. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer, Purchaser will make a good faith effort to comply with such statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to nor will tenders be accepted from or on behalf of the holders of Shares in such state. In any jurisdiction where the securities, "blue sky" or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by Lehman Brothers Inc., as Dealer Manager, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.


     IF YOU WISH TO HAVE US TENDER ANY OR ALL OF THE SHARES HELD BY US FOR YOUR ACCOUNT, PLEASE INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM CONTAINED IN THIS LETTER. IF YOU AUTHORIZE A TENDER OF YOUR SHARES, ALL SUCH SHARES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED IN SUCH INSTRUCTION FORM. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

                       INSTRUCTIONS WITH RESPECT TO THE
                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK

                                      OF

                               AYDIN CORPORATION

                                      BY
                         ANGEL ACQUISITION CORPORATION
                         A WHOLLY OWNED SUBSIDIARY OF

                         L-3 COMMUNICATIONS CORPORATION
                         A WHOLLY OWNED SUBSIDIARY OF

                       L-3 COMMUNICATIONS HOLDINGS, INC.

     The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated March 5, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal pursuant to an offer by Angel Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of L-3 Communications Corporation, a Delaware corporation and a wholly owned subsidiary of L-3 Communications Holdings, Inc., a Delaware Corporation, to purchase all outstanding shares of Common Stock, par value $1.00 per share (the "Shares"), of Aydin Corporation, a Delaware corporation, at a purchase price of $13.50 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

     This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

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DATE:
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                        NUMBER OF SHARES TO BE TENDERED:*

                                           SHARES
                               ------------


                                    SIGN HERE
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                                  SIGNATURE(S)


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                              PLEASE PRINT NAME(S)


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                                   ADDRESS(ES)


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                         AREA CODE AND TELEPHONE NUMBER


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                TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER


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 * Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.
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